SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

               Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) April 23, 1998

                          GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

        Delaware                      0-17581                    22-2358635
(State of other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                      07645
(Address of principal executive offices                         (Zip Code)

        Registrant's telephone number, including area code 201-930-9305

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5.   Other Events

      On April 23, 1998, Geotek Communications, Inc. (the "Company") received a letter from the Nasdaq Stock Market, Inc. ("Nasdaq") stating that the Company's securities are scheduled to be delisted from the Nasdaq National Market effective with the close of business on April 30, 1998. The Company plans, prior to that date, to request a hearing on that decision, which under Nasdaq's rules automatically will stay any delisting pending a ruling by the hearing panel. According to Nasdaq, such a hearing would ordinarily be held within a four to six week period. There can be no assurance that the hearing (or any appeal therefrom) will result in a ruling favorable to the Company and that the Company's securities will continue to be listed on the Nasdaq National Market.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GEOTEK COMMUNICATIONS, INC.

Date: April 28, 1998                    By: /s/ Robert Vecsler
                                            ------------------------------------
                                            Name:  Robert Vecsler
                                            Title: Secretary and General Counsel